                                                                      Exhibit 12



                        CENTERPOINT PROPERTIES CORPORATION
                  Computation Of Ratio Of Earnings To Fixed Charges
                              (Dollars in thousands)


                                                   Nine months ended
                                                     September 30,                        Year ended December 31,
                                                     -------------                        -----------------------
                                                 1996          1995        1995        1994         1993       1992           1991
                                                 ----          ----        ----        ----         ----       ----           ----
Available earnings:
   Net income (loss)                           $11,169       $4,976      $8,212       $2,359     ($4,930)     ($1,175)      ($382)
   Add interest expense (1)                      8,648       10,028      12,985       12,157       4,111        2,638       2,508
                                               -------      -------     -------      -------     -------      -------      ------
Available earnings (loss) (2)                  $19,817      $15,004     $21,197      $14,516       ($819)     ($1,463)     $2,126
                                               -------      -------     -------      -------     -------      -------      ------
                                               -------      -------     -------      -------     -------      -------      ------
Fixed Charges:
   Interest expense                             $8,648      $10,028     $12,985      $12,157      $4,111       $2,638      $2,508
   Capitalized interest                             82           20          20           63         470          831       1,022
                                               -------      -------     -------      -------     -------      -------      ------
   Total Fixed Charges                          $8,730      $10,048     $13,005      $12,220      $4,581       $3,469      $3,530
                                               -------      -------     -------      -------     -------      -------      ------
                                               -------      -------     -------      -------     -------      -------      ------
Ratio of earnings to
   Fixed Charges (3)                              2.27         1.49        1.63         1.19           -            -           -
                                               -------      -------     -------      -------     -------      -------      ------
                                               -------      -------     -------      -------     -------      -------      ------


                        CENTERPOINT PROPERTIES CORPORATION
                 Computation Of Ratio Of Earnings To Combined Fixed
                        Charges And Preferred Stock Dividends
                                (Dollars in thousands)

                                                  Nine months ended
                                                     September 30,                         Year ended December 31,
                                                     -------------                         -----------------------

                                                  1996         1995        1995         1994         1993        1992         1991
                                                  ----         ----        ----         ----         ----        ----         ----
Available earnings:
   Net income (loss)                           $11,169       $4,976      $8,212       $2,359     ($4,930)     ($1,175)      ($382)
   Add interest expense (1)                      8,648       10,028      12,985       12,157       4,111        2,638       2,508
                                               -------      -------     -------      -------     -------      -------      ------
Available earnings (loss) (2)                  $19,817      $15,004     $21,197      $14,516       ($819)     ($1,463)     $2,126
                                               -------      -------     -------      -------     -------      -------      ------
                                               -------      -------     -------      -------     -------      -------      ------
Fixed Charges:
   Interest expense                             $8,648      $10,028     $12,985      $12,157      $4,111       $2,638      $2,508
   Preferred stock dividend                      2,841           89       1,002
   Capitalized interest                             82           20          20           63         470          831       1,022
                                               -------      -------     -------      -------     -------      -------      ------
   Total Fixed Charges                         $11,571      $10,137     $14,007      $12,220      $4,581       $3,469      $3,530
                                               -------      -------     -------      -------     -------      -------      ------
                                               -------      -------     -------      -------     -------      -------      ------

Ratio of earnings to
   Fixed Charges (3)                              1.71         1.48        1.51         1.19           -            -           -
                                               -------      -------     -------      -------     -------      -------      ------
                                               -------      -------     -------      -------     -------      -------      ------

-------------------------------------

NOTES:
(1) Interest expense includes amortization of debt expense.
(2) Interest portion of rental expense is not calculated because annual rental expense for the Company is not significant.
(3) The ratio of earnings to fixed charges for the years ended December 31, 1991 through December 31, 1993, was less than one to one. The approximate dollar amounts necessary to cover the deficiency in those periods were as follows: 1993--$5,400; 1992--$2,006; 1991--$1,404.